SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTENE CORPORATION

(Name of Registrant as Specified In Its Charter)

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Centene Place

7711 Carondelet Avenue

St. Louis, Missouri 63105

March 15, 2006

Dear Fellow Stockholders:

Our 2006 Annual Meeting of Stockholders will be held at The Ritz-Carlton, 100 Carondelet Avenue, St. Louis, Missouri, at 10:00 A.M., central daylight savings time, on Tuesday, April 25, 2006. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

On the pages following this letter you will find the Notice of 2006 Annual Meeting of Stockholders which lists the matters to be considered at the meeting, and the proxy statement which describes the matters listed in the Notice. We have also enclosed our 2005 Annual Report to Stockholders.

If you are a stockholder of record you may vote by internet, telephone, mail or at the meeting. We have enclosed your proxy card which allows you to vote on the matters considered at the meeting. To vote by internet or telephone, please follow the instructions on the enclosed proxy card. To vote by mail, simply mark, sign and date your proxy card, and then promptly mail the completed proxy card in the enclosed postage-paid envelope. You may attend the meeting and vote in person even if you have previously voted.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

MICHAEL F. NEIDORFF
Chairman and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT

STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON

OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

CENTENE CORPORATION

CENTENE PLACE

7711 CARONDELET AVENUE

ST. LOUIS, MISSOURI 63105

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 A.M., central daylight savings time, on Tuesday, April 25, 2006

Place	The Ritz-Carlton 100 Carondelet Avenue St. Louis, Missouri 63105 Amphitheatre

Items of Business	At the meeting, we will ask you and our other stockholders to consider and act upon the following matters:

(1) to elect three Class II directors to three-year terms;

(2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3) to transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on March 3, 2006.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting. Please reference the enclosed proxy card for additional information.

Attending the Annual Meeting	If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

By order of the board of directors,

Karey L. Witty Secretary

St. Louis, Missouri

March 15, 2006

PROXY STATEMENT

FOR THE

CENTENE CORPORATION

2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

This Proxy Statement

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2006 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10:00 A.M., central daylight savings time, on Tuesday, April 25, 2006, at The Ritz-Carlton, 100 Carondelet Avenue, St. Louis, Missouri.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail or facsimile. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.

We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about March 15, 2006. In this mailing, we are including a copy of our 2005 Annual Report to Stockholders.

Who May Vote

Holders of record of our common stock at the close of business on March 3, 2006 are entitled to one vote per share on each matter properly brought before the meeting. The enclosed proxy card states the number of shares you are entitled to vote.

A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Karey L. Witty, at our address as set forth in the notice appearing before this proxy statement, to make arrangements to review a copy of the stockholder list at our offices located at Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 11, 2006 up to one hour prior to the time of the meeting.

How to Vote

You may vote your shares at the meeting in person or by proxy:

•	TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	TO VOTE BY PROXY, you must follow the instructions on the enclosed proxy card and then vote via internet, telephone or mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to Karey L. Witty, our Secretary, at our address as set forth in the notice appearing before this proxy statement;

•	send us another signed proxy with a later date; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Attending the Annual Meeting

If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

Quorum Required to Transact Business

At the close of business on March 3, 2006, 43,027,167 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

In the election of directors, the three nominees receiving the greatest number of votes cast “FOR” shall be elected as directors. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter at the meeting is necessary to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Abstentions and broker non-votes will have no effect upon the outcome with respect to the ratification of the selection of the independent registered public accounting firm.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class II Directors

The first proposal on the agenda for the meeting is the election of three nominees to serve as Class II directors for three-year terms beginning at the meeting and ending at our 2009 Annual Meeting of Stockholders.

Under our by-laws, our board of directors has the authority to fix the number of directors, provided that the board must have between five and eleven members. The board of directors currently consists of six members. Our by-laws provide that the board is to be divided into three classes serving for staggered three-year terms.

The board has nominated Robert K. Ditmore and David L. Steward, current Class II directors, for re-election and Frederick H. Eppinger for initial election to the board. Brief biographies of the nominees, as of March 3, 2006, follow. You will find information about their stock holdings on page 20.

Robert K. Ditmore	Mr. Ditmore has been a director since 1996. Mr. Ditmore was the President and Chief Operating Officer of United Healthcare Corp., a publicly traded managed care organization now known as UnitedHealth Group Incorporated, from 1985 to 1991, and a director of UnitedHealth Group Incorporated from 1985 to 1995. Mr. Ditmore is 72 years old.

Frederick H. Eppinger	Mr. Eppinger has served as a Director and President and Chief Executive Officer of The Hanover Insurance Group, Inc., a holding company for a group of insurers that offers a wide range of property and casualty products, since 2003. From 2001 to 2003, Mr. Eppinger was Executive Vice President of Property and Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. From 2000 to 2001, he was Executive Vice President for ChannelPoint, Inc. From 1985 to 2000, he was in the financial institutions group at McKinsey & Company, an international management consulting firm, where he was admitted as a partner in 1992. Mr. Eppinger is 47 years old.

David L. Steward	Mr. Steward has been a director since May 2003. Mr. Steward is the founder of World Wide Technology, Inc. and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com, an affiliate of World Wide Technology, Inc., since 1997. World Wide Technology, Inc. and Telcobuy.com provide electronic procurement and logistics services to companies in the information technology and telecommunications industries. He also serves as director of First Banks, Inc., a registered bank holding company. Mr. Steward is 54 years old.

We expect that Messrs. Ditmore, Eppinger and Steward will be able to serve if elected. If any of them is not able to serve, proxies may be voted for a substitute nominee or nominees.

The board believes the election of these three nominees is in our best interest and the best interest of our stockholders and recommends a vote “FOR” the election of the three nominees.

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP has served as our independent registered public accounting firm since June 2005 and audited our financial statements for the fiscal year ended December 31, 2005. The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment. Stockholder ratification of this selection is not required by our by-laws or other applicable legal requirements. Our board of directors is, however, submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, the audit committee will consider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that a change would be in our and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

The board recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Other Matters

Our board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2007 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Karey L. Witty, our Secretary, at Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105, before January 1, 2007. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2007 Annual Meeting of Stockholders pursuant to our by-laws, which provide that the proposal must be received by our Secretary not less than sixty days nor more than ninety days before that meeting. This notice must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to our Secretary at the address specified above. We have not yet set a date for our 2007 Annual Meeting of Stockholders. If the 2007 Annual Meeting of Stockholders were to be held on April 25, 2007, the anniversary of the 2006 Annual Meeting, the deadline for delivery of a stockholder proposal pursuant to our by-laws would be February 24, 2007. If a proposal is submitted pursuant to our by-laws by February 24, 2007 but after January 1, 2007, the stockholder may not require that the proposal be included in the proxy statement for the 2007 Annual Meeting of Stockholders. If the date of our 2007 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from April 25, 2007, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals.

INFORMATION ABOUT

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Background Information about Directors Continuing in Office

Our Class I and Class III directors will continue in office following the meeting. The terms of our Class III directors will expire upon our 2007 Annual Meeting of Stockholders, and the terms of our Class I directors will expire upon our 2008 Annual Meeting of Stockholders. Brief biographies of these directors, as of March 3, 2006, follow. You will find information about their holdings of common stock on page 21.

Class I Directors

Michael F. Neidorff	Mr. Neidorff has served as our Chairman and Chief Executive Officer since May 2004. From May 1996 to May 2004, Mr. Neidorff served as President, Chief Executive Officer and as a member of our board of directors. From May 1996 to November 2001, Mr. Neidorff also served as our Treasurer. From 1995 to 1996, Mr. Neidorff served as a Regional Vice President of Coventry Corporation, a publicly traded managed care organization, and as the President and Chief Executive Officer of one of its subsidiaries, Group Health Plan, Inc. From 1985 to 1995, Mr. Neidorff served as the President and Chief Executive Officer of Physicians Health Plan of Greater St. Louis, a subsidiary of United Healthcare Corp., a publicly traded managed care organization now known as UnitedHealth Group Incorporated. Effective March 2006, Mr. Neidorff serves as director of Brown Shoe Company, Inc., a footwear company with global operations. Mr. Neidorff is 63 years old.

John R. Roberts	Mr. Roberts has been a director since March 2004. Mr. Roberts is the Executive Director of Civic Progress, Inc., a St. Louis civic organization. Mr. Roberts is a retired Managing Partner, Mid-South Region, Arthur Andersen LLP. He also serves as a director of Regions Financial Corporation, a provider of banking, brokerage, mortgage and insurance products and services, and Energizer Holdings, Inc., a manufacturer of household products. Mr. Roberts is 64 years old.

Class III Directors

Steve Bartlett	Mr. Bartlett has been a director since May 2004. Mr. Bartlett is President and Chief Executive Officer of The Financial Services Roundtable in Washington, D.C. Mr. Bartlett served as the Mayor of Dallas, Texas from 1991 to 1995 and as a Member of the U.S. House of Representatives from 1983 to 1991. Mr. Bartlett is 58 years old.

Tommy Thompson	Mr. Thompson has been a director since April 2005. Mr. Thompson is a partner in the firm of Akin Gump Strauss Hauer & Feld LLP in Washington, D.C.; is President of Logistics Health, Inc., a provider of medical readiness and homeland security solutions; and serves as independent Chairman of the Deloitte Center for Health Solutions. From 2001 to January 2005, Mr. Thompson served as secretary of U.S. Department of Health & Human Services. From 1987 to 2001, Mr. Thompson served as Governor of the State of Wisconsin. Mr. Thompson is 64 years old.

No director, including any director standing for election, or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, including any director standing for election, is related by blood, marriage or adoption to any other director or any executive officer.

Background Information about Executive Officers

Our executive officers are elected by our board of directors and hold office until the first meeting of the board following an annual meeting of stockholders. Brief biographies of our executive officers, as of March 3, 2006, follow. You will find information about their holdings of common stock on page 21.

Michael F. Neidorff	Mr. Neidorff is our Chairman and Chief Executive Officer. You will find background information about Mr. Neidorff on page 5.

Joseph P. Drozda, Jr., M.D.	Dr. Drozda has served as our Executive Vice President, Chief Medical Officer since May 2005. Dr. Drozda served as our Executive Vice President, Operations from September 2003 through May 2005. Dr. Drozda served as our Senior Vice President, Medical Affairs from November 2000 through August 2003 and as our part-time Medical Director from January 2000 through October 2000. From June 1999 to October 2000, Dr. Drozda was self-employed as a consultant to managed care organizations, physician groups, hospital networks and employer groups on a variety of managed care delivery and financing issues. Dr. Drozda is 60 years old.

James D. Donovan, Jr.	Mr. Donovan has served as our Senior Vice President, Health Plans since May 2005 and as our Senior Vice President, New Products and New Markets from September 2004 through May 2005. From September 1995 to March 2004, Mr. Donovan served as Chief Executive Officer of Amerigroup Texas, Inc., a subsidiary of Amerigroup Corporation. From 1973 to August 1995, Mr. Donovan served in a variety of roles for Kaiser Permanente Medical Care Program, a not-for-profit managed care organization. Mr. Donovan is 55 years old.

Marie J. Glancy	Ms. Glancy has served as our Senior Vice President, Operational Services and Regulatory Affairs since February 2006. Ms. Glancy served as our Senior Vice President, Government Relations from January 2005 to February 2006 and as our Vice President, Government Relations from July 2003 to January 2005. From 1996 to July 2003, Ms. Glancy served as a public policy executive for Deere and Company. Ms. Glancy is 47 years old.

Carol E. Goldman	Ms. Goldman has served as Senior Vice President, Chief Administration Officer since July 2002. From September 2001 to July 2002, Ms. Goldman served as our Plan Director of Human Resources. From 1998 to August 2001, Ms. Goldman was Human Resources Manager at Mallinckrodt Inc., a medical device and pharmaceutical company. Ms. Goldman is 48 years old.

Cary D. Hobbs	Ms. Hobbs has served as our Senior Vice President of Strategy and Business Implementation since January 2004. She served as our Vice President of Strategy and Business Implementation from September 2002 to January 2004 and as our Director of Business Implementation from 1997 to August 2002. Ms. Hobbs is 38 years old.

William N. Scheffel, C.P.A.	Mr. Scheffel has served as our Senior Vice President, Specialty Companies since May 2005 and as our Senior Vice President and Controller from December 2003 to May 2005. From July 2002 to October 2003, Mr. Scheffel was a partner with Ernst & Young LLP. From 1975 to July 2002, Mr. Scheffel was with Arthur Andersen LLP. Mr. Scheffel is 52 years old.

Lisa M. Wilson	Ms. Wilson has served as our Senior Vice President, Investor Relations since January 2005 and as our Vice President, Investor Relations from March 2004 to January 2005. Ms. Wilson has worked as a consultant for Centene since our initial public offering in 2001. From 1995 to March 2004, Ms. Wilson served as the founder and President of In-Site Communications, an investor relations firm in New York, New York. Ms. Wilson is 41 years old.

Karey L. Witty, C.P.A.	Mr. Witty has served as our Senior Vice President and Chief Financial Officer since August 2000, as our Secretary since February 2000 and our Treasurer since November 2001. From March 1999 to August 2000, Mr. Witty served as our Vice President of Health Plan Accounting. From 1996 to March 1999, Mr. Witty was Controller of Heritage Health Systems, Inc., a healthcare company in Nashville, Tennessee. Mr. Witty is 41 years old.

No executive officer, or any associate of an executive officer, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No executive officer is related by blood, marriage or adoption to any director or any other executive officer.

INFORMATION ABOUT CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Corporate Ethics and Compliance Program was first established in 1998 and provides methods by which we further enhance operations, safeguard against fraud and abuse and help assure that our values are reflected in everything we do. We have also reviewed and believe we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of the New York Stock Exchange.

Board and Committee Meetings

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board held five regular meetings and ten special meetings through telephone conference calls during 2005 and acted by written consent three times. Additionally, a board retreat is held on an annual basis to focus on our strategic direction. All of our directors attended 75% or more of the meetings of the board and of any committees thereof on which they served. Our corporate governance guidelines provide that directors are expected to attend the 2006 Annual Meeting of Stockholders. Six directors attended the 2005 Annual Meeting of Stockholders.

Our board of directors has appointed Robert K. Ditmore “presiding director” to preside at all executive sessions of “non-management” directors, as defined under the rules of the New York Stock Exchange. Executive sessions of non-management directors will be held at least twice a year.

Our board of directors has established three standing committees – Audit, Compensation, and Nominating and Governance – each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on our website, www.centene.com.

Our board of directors has affirmatively determined that all directors except Michael F. Neidorff, our Chairman and Chief Executive Officer, and, therefore, a majority of our directors, as well as all of the members of each of the board’s three standing committees, are independent as defined under the rules of the New York Stock Exchange, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. All directors, excluding Michael F. Neidorff, have no relationship with us except for their role as director and stockholder. The board also broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 12 of this proxy statement).

The board has determined that John R. Roberts is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The current members of the Audit Committee are Steve Bartlett, John R. Roberts and David L. Steward. The Chairman of the Audit Committee is John R. Roberts. The Audit Committee held four regular and one special meeting in 2005.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our chief executive officer’s compensation;

•	determining our chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our equity incentive plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The current members of the Compensation Committee are Robert K. Ditmore and David L. Steward. The Chairman of the Compensation Committee is Robert K. Ditmore. The Compensation Committee met five times during 2005.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	reviewing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board’s performance.

The current members of the Nominating and Governance Committee are Robert K. Ditmore, David L. Steward and Tommy G. Thompson. The Chairman of the Nominating and Governance Committee is David L. Steward. The Nominating and Governance Committee met once during 2005.

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date such recommendation is made, to Nominating and Governance Committee, c/o Corporate Secretary, Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the board, by following the procedures set forth under “Submission of Future Stockholder Proposals” of this proxy statement.

At the Annual Meeting, stockholders will be asked to consider the election of Frederick H. Eppinger, who has been nominated for election as a director for the first time. Mr. Eppinger was originally proposed to the Nominating and Governance Committee by Sathe Executive Search and the board determined to include him among its nominees.

Communicating with Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The chairman of the Nominating and Governance Committee, with the assistance of our chief executive officer, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines addressing, among other things, director qualifications and responsibilities, responsibilities of key board committees, director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website, www.centene.com. In addition, copies of the Corporate Governance Guidelines are available to all stockholders upon request.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics which is applicable to all employees of the Company, including the principal executive officer and principal financial officer. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we feel the Code of Business Conduct and Ethics will, among other things, focus our board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by the board or a committee of the board. A current copy of the Code of Business Conduct and Ethics is posted on our website, www.centene.com. Any future amendments or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on our website. In addition, copies of the Code of Business Conduct and Ethics are available to all stockholders upon request.

Compensation of Directors

Effective April 26, 2005, non-employee directors receive a quarterly retainer fee of $18,750 and all meeting fees were eliminated. In addition, the chairman of the Audit Committee receives a quarterly retainer fee of $2,500 and the chairman of the Compensation Committee or Nominating and Governance committee receives a quarterly fee of $1,250. Each new non-employee director, as of the date on which such director is first elected to the board, is granted an option under our 2003 Stock Incentive Plan to purchase 10,000 shares of our common stock vesting in three equal annual installments commencing on the first anniversary of the grant date. Additionally, each non-employee director receives a grant, as of the date of each annual meeting of stockholders, of restricted shares of our common stock having a deemed value of $75,000 (or equivalent equity-based incentives payable in common stock).

All cash fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Effective May 1, 2006, the quarterly retainer fee of $18,750 will be increased to $25,000, provided that the non-employee director elects 100% payment pursuant to the Non-Employee Directors Deferred Stock Compensation Plan. Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our board of directors.

In addition, the board has in the past granted, and may in the future grant, stock options and other equity awards to both employee and non-employee directors under our stock plans.

Equity Compensation Plan Information

The following table provides information as of March 3, 2006 about the securities authorized for issuance under our equity compensation plans, consisting of our 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan, 2000 Stock Plan, 2002 Employee Stock Purchase Plan and 2003 Stock Incentive Plan.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	6,158,501	$16.04	1,709,392
Equity compensation plans not approved by stockholders	—	—	—

	6,158,501		1,709,392

The number of securities in column (a) includes 5,014,796 options with a weighted-average remaining life of 7.7 years and 1,143,705 shares of restricted stock and restricted stock units.

The number of securities in column (c) includes 810,023 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

Audit Committee Report

The Audit Committee of Centene Corporation is entirely composed of independent directors and operates under a written charter adopted by the board of directors. The charter is available on the company’s website, www.centene.com. In addition, copies of the Audit Committee charter are available to all stockholders upon request.

Management is responsible for the preparation of Centene’s consolidated financial statements and for establishing and maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. KPMG LLP, as independent registered public accountants for Centene, is responsible for performing an independent audit of our consolidated financial statements and of the Company’s internal control over financial reporting and issuing a report thereon, in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and provide independent, objective oversight of these processes. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary and appropriate to each of the matters assigned to it under its charter.

The Audit Committee met and held discussions with management and the independent registered public accountants to review and discuss all financial statements for the fiscal year ended December 31, 2005 before their issuance and to discuss significant accounting issues. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received from and discussed with KPMG LLP matters required to be discussed under the PCAOB standards, SEC rules, and Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (Communication with Audit Committees) including, among other things, the following:

•	methods to account for significant unusual transactions;

•	the quality of the Centene’s accounting principles, including the effect of significant accounting policies in controversial or emerging areas;

•	the process used by management in formulating particularly sensitive accounting estimates, the reasonableness of significant judgments, and the basis for the conclusions of KPMG LLP regarding the reasonableness of those estimates;

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements; and

•	internal control deficiencies.

KPMG LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors, among other things, annually to:

•	disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence;

•	confirm their perceived independence; and

•	engage in a discussion of independence.

The Audit Committee has discussed with KPMG LLP their independence with respect to Centene, including a review of audit and non-audit fees and services and concluded that KPMG LLP is independent.

Based on its discussions with management and KPMG LLP and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to Centene’s board of directors that the audited consolidated financial statements be included in Centene’s Annual Report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE

Steve Bartlett

John R. Roberts, Chair

David L. Steward

Independent Registered Public Accounting Firm

Our board of directors, upon the recommendation of the Audit Committee, has selected KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006. See “Discussion of Proposals – Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm.” KPMG LLP has served as our independent registered public accounting firm since June 8, 2005. We expect that representatives of KPMG LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

On June 8, 2005, our board of directors, upon the recommendation of the Audit Committee, dismissed PricewaterhouseCoopers LLP, or PWC, as our independent registered public accounting firm and engaged KPMG LLP to serve as our independent registered public accounting firm for the year ended December 31, 2005.

PWC’s reports on our consolidated financial statements for each of the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were those reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2003 and 2004 and through June 8, 2005, we did not have any disagreements with PWC on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure that, if not resolved to PWC’s satisfaction, would have caused PWC to make references to the subject matter in connection with PWC’s reports on our consolidated financial statements for those years.

In addition, we believe there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, for the years ended December 31, 2003 and 2004.

Independent Auditor Fees

The following table discloses the aggregate fees billed by KPMG LLP in 2005 and PWC in 2005 and 2004, our independent registered public accounting firms ($ in thousands):

	KPMG	PWC
	2005	2005	2004
Audit Fees	$1,050	$96	$1,043
Audit-Related Fees (1)	—	32	82
Tax Fees (2)	—	—	188
All Other Fees	—	—	—

(1) Audit-Related Fees are primarily related to audits of employee benefit plans, acquisition due diligence and internal control reviews.

(2) Tax Fees are primarily related to tax planning and tax compliance.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All audit-related fees and tax fees for 2005 and 2004 were pre-approved by the Audit Committee, and no fees were provided under the de minimis exception to the audit committee pre-approval requirements.

Related Party Transactions

None.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation

Compensation Earned

The following table summarizes the compensation earned during 2005, 2004 and 2003 by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2005. We refer to these five individuals as our named executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($) (1)	Restricted Stock Awards ($) (2)	Securities Underlying Options (#)
Michael F. Neidorff	2005	$850,000	$1,000,000	$232,493	$—	200,000
Chairman and Chief	2004	650,000	1,600,000	71,194	24,600,000	200,000
Executive Officer	2003	500,000	1,200,000	42,943	—	500,000
Joseph P. Drozda, Jr., M.D.	2005	$380,000	$50,000	$23,362	$50,800	5,000
Executive Vice President,	2004	350,000	160,000	24,018	—	12,500
Chief Medical Officer	2003	275,000	140,000	12,394	—	70,000
James D. Donovan, Jr.	2005	$356,577	$75,000	$29,161	$76,200	10,000
Senior Vice President,	2004	87,500	171,250	11,843	—	—
Health Plans	2003	—	—	—	—	—
William N. Scheffel	2005	$317,885	$100,000	$18,624	$127,000	35,000
Senior Vice President,	2004	250,000	200,000	10,031	—	80,000
Specialty Companies	2003	20,833	25,000	—	—	50,000
Karey L. Witty	2005	$317,538	$100,000	$11,718	$127,000	7,500
Senior Vice President,	2004	265,000	250,000	12,444	—	65,000
Chief Financial Officer,	2003	220,000	200,000	10,192	—	50,000
Secretary and Treasurer

(1) The amount reported as “Other Annual Compensation” for Mr. Neidorff in 2005 includes $135,547 for personal usage of company provided aircraft. Pursuant to the policy established by our board, our Chairman and Chief Executive Officer is required to use company provided aircraft for all travel, a taxable benefit to Mr. Neidorff pursuant to the applicable Internal Revenue Service regulations. While this policy is required for the benefit of the company, we are voluntarily reporting the valuation of the personal use of this benefit by Mr. Neidorff in 2005. For flights on corporate aircraft, aggregate incremental cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. This flight-hour charge reflects the direct operating costs of the aircraft, including fuel, additives and lubricants, airport fees and assessments, as well as aircraft landing and parking, customs and permit fees, in-flight supplies and food, and flight planning and weather services. In addition, the flight-hour charge provides for periodic engine and auxiliary power unit overhauling, outside labor and maintenance parts for the airframe, engine and avionics, crew travel expenses and other miscellaneous costs. The other amounts for our named executive officers represent matching payments under our 401(k) and deferred compensation plans, life insurance benefits, and consulting services to prepare personal income tax returns. Mr. Donovan’s amount for 2005 and 2004 also includes relocation benefits. Our compensation policies do not provide for other perquisites such as a defined benefit pension plan, retiree healthcare (except to the extent required by Mr. Neidorff’s employment contract), tax “gross-ups” for taxable benefits, company provided vehicles or payment of country club memberships.

(2) The restricted stock unit award for Mr. Neidorff was awarded in conjunction with his employment agreement executed in November 2004 and discussed on page 16. The restricted stock unit award consists of 600,000 shares which vest in 2009 and 400,000 shares which vest from 2010 to 2014. The amount shown as “Restricted Stock Unit Awards” is the value as of the grant date. At December 31, 2005 the value of the award is $26,290,000. The restricted stock unit awards in 2005 for Messrs. Drozda, Donovan, Scheffel and Witty consist of 2,000, 3,000, 5,000, and 5,000 shares, respectively, which vest 20% per year in 2006 through 2010. At December 31, 2005, the value of these awards is $52,580, $78,870, $131,450, and $131,450, respectively.

Option Grants

The following table summarizes our grants of options to purchase shares of our common stock to the named executive officers during 2005.

Stock Options Granted During 2005

Name	Number of Securities Underlying Option Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($)	Expiration Date	Grant Date
					Present Value ($)
Michael F. Neidorff	200,000	25.8%	$25.40	12/13/15	$2,582,740
Joseph P. Drozda, Jr., M.D.	5,000	0.6%	$25.40	12/13/15	$64,569
James D. Donovan, Jr.	10,000	1.3%	$25.40	12/13/15	$129,137
William N. Scheffel	25,000	3.2%	$32.06	7/26/15	$442,000
	10,000	1.3%	$25.40	12/13/15	$129,137
Karey L. Witty	7,500	1.0%	$25.40	12/13/15	$96,853

Each option included in the preceding table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant.

The values reflected in the preceding table represent the grant-date present value calculated using a Black-Scholes option pricing model, consistent with the value expensed over the vesting period in our consolidated financial statements under SFAS 123R. The actual gains, if any, on the exercises of stock options will depend on the future performance of the common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Holdings

The following table sets forth information regarding the number and value of exercised and unexercised options held by each of the named executive officers as of December 31, 2005.

Aggregated Option Exercises During 2005 and Year-End Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-The-Money Options at Fiscal Year End($)
	Shares Acquired on Exercise(#)	Value Realized($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael F. Neidorff	328,912	$8,334,974	312,000	640,000	$4,111,122	$5,535,001
Joseph P. Drozda, Jr., M.D.	34,446	$605,754	46,054	69,000	$855,251	$753,110
James D. Donovan, Jr.	—	—	16,000	74,000	$82,000	$336,900
William N. Scheffel	7,514	$80,192	28,486	129,000	$196,637	$577,260
Karey L. Witty	55,500	$1,631,140	175,500	101,500	$3,814,610	$737,095

Amounts described in the preceding table under the heading “Value of Unexercised In-The-Money Options at Fiscal Year End” are determined by multiplying the number of shares underlying an option by the difference between $26.29, the last reported per share sale price of our common stock on the New York Stock Exchange on December 30, 2005, and the per share option exercise price.

Certain stock options that are otherwise unvested may be exercised for shares that are subject to vesting and a repurchase option at the exercise price. Shares underlying options granted under our Stock Plans automatically vest in full upon a change in control.

Employment Agreements

Michael F. Neidorff serves as Chairman of our board of directors and our Chief Executive Officer pursuant to an employment agreement dated November 8, 2004. The term of the employment agreement extends until November 8, 2014. Under this agreement, we currently pay Mr. Neidorff an annual salary of $950,000, which is subject to an annual review by our board of directors. Mr. Neidorff is eligible for an annual target bonus of 125% of base salary and a maximum annual bonus equal to not less than 200% of base salary. The agreement also awarded Mr. Neidorff 1,000,000 restricted stock units as of November 8, 2004. Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff’s employment may be terminated by us for cause or permanent disability or by Mr. Neidorff for good reason. If Mr. Neidorff is terminated by us without cause or if he terminates for good reason he is entitled to receive salary continuation for a period of 36 months or the remaining term of the agreement, whichever is shorter (but not less than six months), lifetime health and dental coverage to which he would be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, lifetime life insurance coverage, lifetime medical insurance for him and his eligible dependents, full acceleration of any unexercised stock options or other equity awards held by him, and acceleration of a portion of unvested restricted stock units awarded pursuant to the agreement based on certain stipulations. Upon change in control during the term of this agreement, any unvested restricted stock units and any unexercised stock options or other equity awards held by Mr. Neidorff will vest in full.

Joseph P. Drozda, Jr., James D. Donovan, Jr., William N. Scheffel, and Karey L. Witty serve as executive officers pursuant to executive severance and change in control agreements (the agreements) dated May 19, 2005. Under these agreements, we currently pay annual salaries of $395,000, $400,000, $425,000 and $400,000 to Messrs. Drozda, Donovan, Scheffel and Witty, respectively.

The agreements generally provide that, if within 24 months following a change in control (as defined), the executive’s employment is terminated by us other than for cause (as defined in the agreements) or by the executive for good reason (as defined), the executive will receive a cash payment equal to the sum of (a) an amount equal to 24 months of salary, (b) the average of the executive’s last two annual bonuses and (c) a prorated annual bonus for the year in which the termination occurs. The executive also will receive 18 months of medical coverage, and the executive’s existing equity awards will vest in full.

The agreements also generally provide that, if an executive’s employment is terminated by us other than for cause or by the executive for good reason in the absence of a change in control, the executive will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage, and 12 months of continued vesting of the executive’s existing equity awards.

In the agreements, the executives agree to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, regardless of the reason for termination.

Compensation Committee Report

The Compensation Committee consists of two directors who are not officers or employees of Centene or of any of its affiliates and who are considered “independent directors” as defined by the applicable rules of the New York Stock Exchange. The Compensation Committee has overall responsibility for evaluating director compensation plans and evaluating and approving officer compensation plans, policies and programs of Centene. This includes approving all of the policies under which compensation is paid or awarded to the executives, and individually reviewing the performance of, and compensation actions affecting the company’s chief executive officer, senior executive officers and other named officers. The Compensation Committee also administers our equity plans and is responsible for producing an annual report on executive compensation.

In 2005, the Compensation Committee utilized independent consultants to provide advice with respect to the base salaries, bonuses and long-term incentives of Centene’s executive officers. The consultants analyzed the compensation levels of executive officers of a peer group of companies for the most recently completed fiscal years and used proprietary valuation methodologies to value the long-term incentive compensation levels of the officers of the companies in the peer group. The Compensation Committee considered this information in reviewing executive compensation for Centene in 2005 and, in particular, establishing bonuses payable for 2005, in order to advance the Compensation Committee’s philosophy of compensating Centene’s executive officers at competitive levels while at the same time supporting Centene’s commitment to enhancing stockholder value.

Philosophy

The Compensation Committee administers the executive compensation program. The key compensation goals are to hire, motivate, reward and retain executives who create long-term investor value. The philosophy of the Compensation Committee as it relates to executive compensation is that the chief executive officer and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading Centene in achieving its business objectives in an industry facing increasing regulation, competition and change, while aligning the compensation of senior management with the long-term interests of stockholders.

The Compensation Committee has always viewed compensation as a total package that includes base salary, performance based bonus compensation and long-term equity compensation. The Compensation Committee recognizes that Centene does not provide a defined benefit pension plan nor retiree health care so it is important that executives who are high performers are compensated at levels that may exceed their counterparts in industries that provide these types of company provided welfare benefits.

Salary and Bonus

Annual compensation for senior management consists of base salary and, when appropriate, bonus compensation. Salary is paid for ongoing performance throughout the year. Bonuses are based upon the Compensation Committee’s evaluation of each executive officer’s individual performance in the prior year in the context of the Compensation Committee’s assessment of the overall performance of the company and the executive’s business unit. Salary levels of executives are reviewed and adjusted annually, and any bonuses are normally awarded annually.

In determining appropriate salaries, the Compensation Committee considers: (1) the chief executive officer’s recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position and individual performance of each officer, including the chief executive officer; (3) the effectiveness of each executive’s leadership performance and potential to enhance long-term stockholder value and (4) compensation levels at institutions of comparable size and complexity as determined by independent consultants. The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the aforementioned factors in determining executives’ base salaries.

The Compensation Committee considers bonus compensation to be a motivational method for encouraging and rewarding outstanding individual performance, as well as the overall performance of Centene. Awards under the bonus plan are recommended to the board of directors by the Compensation Committee based primarily upon: (1) the overall performance of Centene, including Centene’s performance versus its business plan; (2) the performance of the individual officer including the effectiveness of each executive’s leadership performance and potential to enhance long-term stockholder value; (3) bonus targets at companies of comparable size and complexity as determined by independent consultants and (4) the recommendation of the chief executive officer.

The purpose of the bonus plan is to provide a special incentive to each executive to maximize his or her individual performance and the overall performance of Centene. Bonuses paid to senior management in 2005 were reduced from prior years, in part due to performance of the Company’s common stock.

Option Grants

The Compensation Committee also considers stock option grants and awards to be an important motivational method for encouraging long-term superior performance, especially for senior officers. The Compensation Committee believes that stock options and awards provide management with a direct interest in the value of the common stock of Centene, thus aligning the interests of management with those of stockholders. Each executive officer holds options to purchase common stock of Centene.

Restricted Stock Units (RSU’s)

RSU’s are granted primarily to retain key executives and potential top management of the Company while building stock ownership, long-term equity and linking pay directly with stockholder return. Grants of RSU’s are highly selective and limited to a small group of executives. The Compensation Committee views this program as an important succession planning and retention tool.

Compensation for the Chairman and Chief Executive Officer

The Compensation Committee recognizes that the industry in which Centene operates is highly competitive and is continually undergoing significant changes resulting in substantial demands for a qualified, experienced Chief Executive Officer. Significant opportunities exist in other companies for a skilled Chief Executive Officer. Therefore, the Compensation Committee determined it was in the best interest of the company to retain our Chairman and Chief Executive Officer, Michael F. Neidorff, to ensure continuity of leadership, provide a timeframe adequate to find a successor, and to continue to create long-term investor value. In order to meet those objectives, the company entered into an executive employment agreement with Mr. Neidorff, on November 8, 2004. The terms of the agreement are discussed on page 16.

The Compensation Committee reviewed the Chairman and Chief Executive Officer’s performance during 2005 and approved the payment of a $1,000,000 bonus to Mr. Neidorff for the year. In determining the bonus amount, the Committee considered, among other performance indicators, the Company’s 50.4% growth in revenues to $1.5 billion, a 22.7% increase in earnings from operations to $79.2 million, earnings per share increase of 21.6% to $1.24 per share and strong operating cash flows of $74.0 million. The Compensation Committee believes Mr. Neidorff provided exceptional leadership to Centene in achieving these results.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to the company’s chief executive officer and its four other most highly compensated executive officers. Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, Centene structures and administers its stock incentive plans in a manner intended to comply with the performance-based exception to Section 162(m). Additionally, Centene intends that its Short-Term Executive Compensation Plan complies with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under Centene’s stock option plans or its Short-Term Executive Compensation Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Centene and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Stock Ownership Guidelines-Senior Executives

As part of its compensation philosophy, the Compensation Committee believes our executive officers should have an ownership interest in Centene, which demonstrates confidence in Centene and aligns executive officers’ interests with stockholders’ interests. To accomplish this objective, the Compensation Committee has established guidelines for stock ownership for executive officers as follows:

Position	Multiple of Base Salary
Chief Executive Officer	5.0x
Executive Vice President	2.5x
Senior Vice President	2.0x

For the current executive officers, the number of shares that should be owned by the executive is determined based on the current base salary and share price as of the implementation date of these guidelines, which was February 2005. For executives promoted to these positions or a higher position, the number of shares to be held would be determined at the time of their promotion. In all cases, an executive would have five years to attain the level of stock ownership suggested under these guidelines.

The Compensation Committee will annually review the stock ownership levels of the executive officers. Future stock awards will take into consideration the executive’s level of attainment of the suggested stock ownership amount.

Stock Ownership Guidelines-Non-Employee Directors

As part of its governance philosophy, the Compensation Committee believes that Centene’s non-employee directors should have an ownership interest in Centene, which demonstrates confidence in Centene and aligns the directors’ interests with stockholders’ interests. To accomplish this, the board of directors has established guidelines that each director should own 10,000 shares of stock in Centene. A board member has five years to attain the level of stock ownership suggested under these guidelines, and ownership of restricted stock units can be used to accomplish this objective.

COMPENSATION COMMITTEE

Robert K. Ditmore, Chair

David L. Steward

Compensation Committee Interlocks and Insider Participation

During fiscal year 2005, none of our executive officers served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an officer or employee of Centene or any of our subsidiaries.

OTHER MATTERS

Information About Stock Ownership

The following table sets forth information regarding ownership of our common stock as of March 3, 2006 for:

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers, directors (two of whom are nominated for re-election) and director nominee; and

•	all of our executive officers and directors as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Outstanding Shares		Shares Acquirable Within 60 Days	Total Beneficial Ownership		Percent Ownership	Shares Not Acquirable Within 60 Days (1)
Baron Capital Group, Inc.	3,765,726		—	3,765,726		8.8	—
767 Fifth Avenue New York, New York 10153
Janus Capital Management LLC.	2,378,858		—	2,378,858		5.5	—
151 Detroit Street
Denver, Colorado 80206
Longwood Investment Advisors, Inc	2,199,700		—	2,199,700		5.1	—
1275 Drummers Lane, Suite 207
Wayne, Pennsylvania 19087
Michael F. Neidorff	443,882		312,000	755,882		1.7	1,640,000
Robert K. Ditmore	329,790	(2)	38,282	368,072	(3)	*	—
Karey L. Witty	32,500		175,500	208,000		*	106,500
Joseph P. Drozda, Jr., M.D.	26,998		39,054	66,052		*	71,000
William N. Scheffel	10,065		28,486	38,551		*	134,000
David L. Steward	4,000		30,782	34,782	(3)	*	—
John R. Roberts	5,000		15,904	20,904	(3)	*	—
Steve Bartlett	11,000		5,621	16,621	(3)	*	—
James D. Donovan, Jr.	314		16,000	16,314		*	77,000
Tommy G. Thompson	—		7,166	7,166	(3)	*	6,666
Frederick H. Eppinger	—		—	—		*	—
All directors and executive officers as a group (14 persons)	875,949		810,973	1,686,922		3.8	2,366,966

*	Represents less than 1% of outstanding shares of common stock.

(1) The share numbers in the column labeled “Shares Not Acquirable Within 60 Days” reflect the number of shares underlying options and restricted stock units which are unvested and will not vest within 60 days of March 3, 2006. Those shares are not considered to be beneficially owned under the rules of the SEC.

(2) Mr. Ditmore’s outstanding shares include 249,740 shares owned by the R.K. Ditmore Family Trust, 59,200 shares owned by the Ditmore Family Management Company LLC, 5,600 shares owned by the Ditmore 2002 Charitable Remainder Trust and 15,250 shares owned by Mr. Ditmore’s spouse. Mr. Ditmore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(3) Shares beneficially owned by Messrs. Bartlett, Ditmore, Roberts, Steward and Thompson include 5,621, 5,782, 5,904, 5,782 and 3,832, respectively, restricted stock units acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

As of March 3, 2006, there were 43,027,167 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of March 3, 2006. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. The address of our officers and directors is in care of Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105.

No director, executive officer, affiliate or owner of record, or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Of Mr. Neidorff’s 1,640,000 shares not acquirable within 60 days, 1,000,000 were granted in the form of restricted stock units, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. The shares vest between 2009 and 2014. Subject to such vesting, the restricted stock units and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment and (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Internal Revenue Code. 640,000 of Mr. Neidorff’s shares not acquirable within 60 days were granted in the form of stock options and vest in accordance with our standard vesting provisions.

All other shares not acquirable within 60 days represent options to purchase shares of common stock or restricted stock units and vest in accordance with our standard vesting provisions.

Information with respect to the outstanding shares beneficially owned by Baron Capital Group, Inc. is based on a Schedule 13G/A filed with the SEC on February 13, 2006 by such firm. Baron Capital Group, Inc. reports that BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., beneficially owns 3,542,800 shares, Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., beneficially owns 222,926 shares, Baron Growth Fund, investment advisory clients of BAMCO, Inc., beneficially owns 3,000,000 shares, and Ronald Baron, owner of a controlling interest in Baron Capital Group, Inc., beneficially owns 3,765,726 shares.

Information with respect to the outstanding shares beneficially owned by Janus Capital Management LLC is based on a Schedule 13G filed with the SEC on February 14, 2006 by such firm. Janus Capital Management LLC beneficially owns 2,378,858 shares.

Information with respect to the outstanding shares beneficially owned by Longwood Investment Advisors, Inc. is based on a Schedule 13G filed with the SEC on February 10, 2006 by such firm. Longwood Investment Advisors, Inc. beneficially owns 2,199,700 shares.

Stock Performance Graph

Our common stock has been listed for trading on the New York Stock Exchange under the symbol “CNC” since October 16, 2003 and on the Nasdaq National Market under the symbol “CNTE” from December 13, 2001 to October 15, 2003. The following graph compares the cumulative total stockholder return on our common stock for the period from December 13, 2001 to December 31, 2005 with the cumulative total return of the New York Stock Exchange Composite Index and the Morgan Stanley Health Care Payor Index over the same period. The graph assumes an investment of $100 on December 13, 2001 in our common stock (at the last reported sale price on such date), the New York Stock Exchange Composite Index and the Morgan Stanley Health Care Payor Index and assumes the reinvestment of any dividends.

	12/13/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Centene Corporation	$100	$128	$195	$244	$495	$459
New York Stock Exchange Composite Index	$100	$104	$83	$107	$120	$129
Morgan Stanley Health Care Payor Index	$100	$105	$121	$204	$299	$409

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no other reports were required, all Section 16(a) filing requirements during 2005 were complied with on a timely basis, except that, Tommy G. Thompson failed to file a Form 4 on October 4, 2005 reporting an award of 538 shares of common stock granted in the form of restricted stock units under the Non-Employee Directors Deferred Stock Compensation Plan. This transaction was reported on Form 4 on January 4, 2006.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2005 Annual Report to Stockholders may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of either document to you if you call, write or e-mail us at:

Centene Corporation

Centene Place

7711 Carondelet Avenue

St. Louis, Missouri 63105

Attn: Karey L. Witty, Secretary

(314) 725-4477

kwitty@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

CENTENE CORPORATION

PROXY

ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael F. Neidorff, Karey L. Witty and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held at The Ritz- Carlton, 100 Carondelet Ave., St. Louis, Missouri 63105, on Tuesday, April 25, 2006, at 10:00 a.m., central daylight savings time, and at any adjournments thereof.

If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, then both of said Proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your Centene Corporation account online.

Access your Centene Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Centene Corporation, now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF CLASS II DIRECTORS	FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees			FOR	AGAINST	ABSTAIN
				2.	RATIFICATION OF APPOINTMENT OF KMPG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Board of Directors recommends a vote FOR proposal 2.	☐	☐	☐
	Nominees — 01 Robert K. Ditmore 02 Frederick H. Eppinger 03 David L. Steward	☐	☐

(To withhold authority to vote for one individual nominee, write the name of the nominee on the line provided below.)				3.	OTHER BUSINESS: In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote FOR all director nominees.				Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

CONFIDENTIAL VOTE REQUESTED:	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature	Signature	Date

Please sign exactly as name appears above and to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cnc		Telephone 1-866-540-5760		Mail

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.